                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement            [ ]   Confidential, for Use of the
[X]   Definitive Proxy Statement                   Commission Only (as permitted
[ ]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]   Soliciting Material under Rule 14a-12

                                TECHNITROL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value of transaction:

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      5.    Total fee paid:

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[ ]   Fee paid previously with preliminary materials:
                                                      --------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1.    Amount Previously Paid:

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      3.    Filing Party:

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      4.    Date Filed:

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

                                TECHNITROL LOGO

                             ---------------------

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING

                                  MAY 19, 2004
                             ---------------------

     Our annual shareholders meeting will be on Wednesday, May 19, 2004, at 5:00 P.M. in the Library Lounge of The Union League of Philadelphia. The Union League is located at 140 South Broad Street, Philadelphia, Pennsylvania. The agenda is to:

          1) Elect two directors for a three-year term; and

          2) Transact any other business brought before the meeting.

     If you were a shareholder on March 5, 2004, you may vote at the meeting.

                                          By order of the board of directors,

                                          [DREW A. MOYER SIGNATURE]
                                          Drew A. Moyer
                                          Vice President and Corporate Secretary
Trevose, Pennsylvania
March 24, 2004

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT.
 Please return the enclosed proxy as soon as possible in the envelope provided.

                                TECHNITROL LOGO

                             ---------------------

                             1210 NORTHBROOK DRIVE
                                   SUITE 385
                               TREVOSE, PA 19053
                                  215-355-2900

                             ---------------------

                                PROXY STATEMENT
                          ANNUAL SHAREHOLDERS MEETING
                            WEDNESDAY, MAY 19, 2004
                             ---------------------

                                  INTRODUCTION

                             ---------------------

     THIS PROXY STATEMENT IS DISTRIBUTED ON BEHALF OF OUR BOARD OF
DIRECTORS. We are sending it to you to solicit proxies for voting at our 2004 annual meeting. The meeting will be held in the Library Lounge of The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania. The meeting is scheduled for Wednesday, May 19, 2004, at 5:00 P.M. If necessary, the meeting may be continued at a later time. This proxy statement, the proxy card and a copy of our annual report have been mailed by March 24, 2004 to our shareholders of record as of March 5, 2004. Our annual report includes our financial statements for 2003 and 2002.

     The following section includes answers to questions that are frequently asked about the voting process.

     Q:  HOW MANY VOTES CAN I CAST?

     A: Holders of common stock as of March 5, 2004 are entitled to one vote per share on all items at the annual meeting except in the election of directors, which is by cumulative voting.

     Q:  WHAT IS CUMULATIVE VOTING?

     A: For the election of directors, cumulative voting means that you can multiply the number of votes to which you are entitled by the total number of directors to be elected. You may then cast the whole number of votes among one or more candidates in any proportion. If you want to vote in person and use cumulative voting for electing directors, you must notify the chairman of the annual meeting before voting.

     Q:  HOW DO I VOTE?

     A: There are two methods. You may attend the meeting and vote in person, or you may complete and mail the proxy card.

     Q:  WHAT VOTE IS NECESSARY FOR ACTION?

     A: In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected (two), will be elected. Approval of all other matters requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote.

     Q:  HOW WILL THE PROXIES BE VOTED?

     A: Proxies signed and received in time will be voted in accordance with your directions. If no direction is made, the shares will be voted for the election of the two nominated directors. Unless you indicate otherwise on the proxy card, Drew A. Moyer and James M. Papada, III, the proxies, will be able to vote cumulatively for the election of directors. If you later wish to revoke your proxy, you may do so by notifying our Secretary in writing prior to the vote at the meeting. If you timely revoke your proxy by notifying our Secretary in writing, you can still vote in person at the meeting.

     Q:  WHAT IS A QUORUM?

     A: A majority of the outstanding common shares represents a quorum. A quorum of common shares is necessary to hold a valid meeting. Shares represented in person or by proxy at the annual meeting will be counted for quorum purposes. Abstentions are counted as present for establishing a quorum. Broker non-votes are counted as present for establishing a quorum for all matters to be voted upon.

     Q:  WHAT ARE BROKER NON-VOTES?

     A: Broker non-votes are proxies where the broker or nominee does not have discretionary authority to vote shares on the matter. As a result, abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors. They have the same effect as votes against the approval of all other proposals.

     Q:  HOW MANY SHARES ARE OUTSTANDING?

     A: There are 40,341,823 shares of common stock entitled to vote at the annual meeting. This was the number of shares outstanding on March 5, 2004. There are no other classes of stock outstanding and entitled to vote.

     Q:  WHO PAYS FOR SOLICITING THE PROXIES?

     A: Technitrol will pay the cost of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement. We may solicit proxies by mail, over the Internet, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

                        DISCUSSION OF MATTERS FOR VOTING

ITEM 1.  ELECTION OF DIRECTORS

     There are three classes of directors on the board of directors. The only difference between each class is when they were elected.

     - Graham Humes and C. Mark Melliar-Smith are Class I directors whose terms expire in 2005.

     - John E. Burrows, Jr., Alan E. Barton and James M. Papada, III, are Class II directors whose terms expire in 2006.

     - Stanley E. Basara, David H. Hofmann and Edward M. Mazze, are Class III directors whose terms expire in 2004. Messrs. Hofmann and Mazze were nominated for election at this meeting. If elected, their terms will expire in 2007. They were recommended to the board by its Governance Committee on January 21, 2004. Mr. Basara was not nominated for re-election because he has reached the Board's mandatory retirement age as established in our by-laws.

     Votes on proxy cards will be cast equally for Messrs. Hofmann and Mazze unless you indicate otherwise on the proxy card. However, as noted above, the persons designated as proxies may cumulate their votes. You are permitted to vote cumulatively and may indicate this alternative on the enclosed proxy. Messrs. Hofmann and Mazze are current directors and we do not expect that either of them will be unable or unwilling to serve as director. If that occurs, the board may nominate another person in place of any one of them.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU ELECT DAVID H. HOFMANN AND EDWARD M. MAZZE FOR A TERM OF THREE YEARS.

ITEM 2.  OTHER BUSINESS

     The board does not know of any other matters to come before the meeting. However, if additional matters are presented to the meeting, Drew A. Moyer and James M. Papada, III will vote using what they consider to be their best judgment.

               PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

     The following table describes persons we know to have beneficial ownership of more than 5% of our common stock at March 4, 2004. Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below. Beneficial ownership refers to shares that are held directly or indirectly by the owner. No other classes of stock are outstanding.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                           --------------------   --------
State Street Research &.....................................       3,567,900(1)        8.84%
Management Company
One Financial Center, 30th Floor
Boston, MA 02111-2690
Virginia Frese Palmer.......................................       2,479,500(2)        6.15%
Palmer Family Trusts                                                Indirect
7147 Sabino Vista Circle
Tucson, AZ 85750
David L. Babson & Company, Inc..............................       2,037,300(3)        5.05%
One Memorial Drive
Cambridge, MA 02142-1300

---------------

(1) Of the aggregate 3,567,900 shares reported as beneficially owned by State Street, it has both sole dispositive power and sole voting power over all 3,567,900 shares. State Street disclaims beneficial ownership of all 3,567,900 shares. The information provided for State Street is based on a
    Schedule 13G filed by it on February 17, 2004.

(2) 1,777,184 of these shares are held in the Palmer Family Trust -- Survivor's Share, 591,300 of these shares are held in the Virginia Frese Palmer Charitable Remainder Unitrust, dated June 20, 2000, and 111,016 of these shares are held in the Palmer Family Trust -- Residuary Trust Share. The co-trustees of these three trusts are Virginia Frese Palmer and J. Barton Harrison. Mrs. Palmer and Mr. Harrison share voting power and investment power. Mrs. Palmer is the widow of Gordon Palmer, Jr., one of the Company's founders. The information indicated for Virginia Frese Palmer and the Palmer Family Trusts was provided by J. Barton Harrison on February 12, 2004.

(3) Of the aggregate 2,037,300 shares reported as beneficially owned by Babson, it has sole dispositive power over all 2,037,300 shares, sole voting power over 2,010,400 shares and shared voting power over 26,900 shares. The information provided for Babson is based on a Schedule 13G filed by it on February 12, 2004.

                     STOCK OWNED BY DIRECTORS AND OFFICERS

     The following table describes the beneficial ownership of common stock by our five most highly compensated executive officers during 2003, all directors, and our directors and executive officers as a group at March 5, 2004.

                                                               AMOUNT AND NATURE OF     PERCENT
NAME                                                          BENEFICIAL OWNERSHIP(1)   OF CLASS
----                                                          -----------------------   --------
Alan E. Barton..............................................                0                0
Stanley E. Basara...........................................           19,239(3)             *
John E. Burrows, Jr. .......................................           15,193(2)             *
David H. Hofmann............................................            4,905(2)             *
Graham Humes................................................          225,852(4)             *
John L. Kowalski............................................           75,643(5)             *
David W. Lacey..............................................           15,567(2)             *
Edward M. Mazze.............................................           14,313(2)             *
C. Mark Melliar-Smith.......................................            4,443(2)             *
Drew A. Moyer...............................................           20,905(6)             *
James M. Papada, III........................................          151,527(7)             *
Albert Thorp, III...........................................           22,720(2)             *
Directors and executive officers as a group (14 people).....          583,898             1.45%

---------------

 *  Less than one percent (1%).

(1) Includes shares with restrictions and forfeiture risks under our restricted stock plans. Owners of restricted stock have the same voting rights as our other shareholders except that they do not have the right to sell or transfer the shares until the applicable "restricted period" has ended. See Note (2) to the summary compensation table on page 11.

(2) Shares are directly owned by the officer or director.

(3) Includes 16,419 shares directly owned by Mr. Basara and 2,820 shares owned by Mr. Basara's spouse. Mr. Basara disclaims any beneficial interest in the shares owned by his spouse.

(4) Includes 158,840 shares directly owned by Mr. Humes, 34,968 shares owned by Mr. Humes' spouse, and 32,044 shares owned by a trust for which Mr. Humes' spouse is co-trustee. Mr. Humes disclaims any beneficial interest in the shares owned by his spouse or those shares owned by a trust for which his spouse is co-trustee.

(5) Includes 37,264 shares directly owned by Mr. Kowalski and 38,379 shares owned by a trust for which Mr. Kowalski and his spouse are co-trustees.

(6) Includes 9,541 shares directly owned by Mr. Moyer and 11,364 shares owned jointly with Mr. Moyer's spouse.

(7) Includes 64,291 shares directly owned by Mr. Papada and 87,236 shares owned jointly with Mr. Papada's spouse.

                        DIRECTORS AND EXECUTIVE OFFICERS

IDENTIFICATION AND BUSINESS EXPERIENCE

     The following table describes each person nominated for election to the board of directors, each director whose term will continue after the annual meeting, and the executive officers. Our executive officers are appointed to their offices annually.

NAME                                        AGE   POSITION
----                                        ---   --------
Alan E. Barton............................  48    Director
John E. Burrows, Jr.......................  56    Director
Thomas J. Considine, Jr...................  50    Vice President and Treasurer
David H. Hofmann..........................  66    Director
Graham Humes..............................  71    Presiding Director
John L. Kowalski..........................  60    Senior Vice President
David W. Lacey............................  59    Vice President of Human Resources
Edward M. Mazze...........................  63    Director
C. Mark Melliar-Smith.....................  58    Director
Drew A. Moyer.............................  39    Vice President, Corporate Controller and Secretary
James M. Papada, III......................  55    Chairman of the Board and Chief Executive Officer
David J. Stakun...........................  48    Vice President of Corporate Communications
Albert Thorp, III.........................  49    Senior Vice President

     There are no family relationships between any officers or directors. There are no arrangements or understandings between any officers or directors and another person which would provide for the other person to become an officer or director.

     Alan E. Barton has been a Vice President of Rohm and Haas Company, a specialty chemical manufacturer, and head of the company's worldwide Coatings group since 1999. Mr. Barton was Worldwide Business Director of Rohm and Haas' Polymers and Resins division from 1997 to 1999 and held other significant positions within the company prior to that time. He has served as a director of Technitrol since January 1, 2004.

     John E. Burrows, Jr. has been the President and Chief Executive Officer of SPI Holding Co., a global producer of specialty chemicals, since 1995. From 1990 through 1995, he was Vice President-North America of Quaker Chemical Corporation, a manufacturer and distributor of specialty chemicals and a provider of chemical management services for manufacturers. Mr. Burrows has served as a director of Technitrol since 1994.

     Thomas J. Considine, Jr. has served as our Vice President since May 2002 and also as our Treasurer since November 2000. From April 1998 until November 2000, he was the Treasurer of Vlasic Foods, a packaged food company. From October 1996 until March 1998, he held the position of Assistant Treasurer of Armstrong World Industries, Inc., a manufacturer of vinyl floors and ceilings. Prior to that, he held several finance positions at Campbell Soup Company, a packaged food company, from November 1990 until September 1996.

     David H. Hofmann has been the President of The Bryce Company, LLC, a consumer packaging concern, since January 2000. Mr. Hofmann worked as a consultant to the consumer packaging industry from July 1997 through August 1999. From 1989 through July 1997, he served as President and Chief Executive Officer of Graphic Packaging Corporation, a manufacturer of packaging for consumer goods. From 1980 through 1989, he was President of the Perfecseal(R) Division of Paper Manufacturers Corporation, a manufacturer of sterile packaging for disposable medical devices. Mr. Hofmann is a director of the Bryce Company and has served as a director of Technitrol since 2000.

     Graham Humes was a principal of Compass Capital Partners, Ltd., a corporate finance advisory group, from 1995 through his retirement in June 1999. He was General Director of CARESBAC-St. Petersburg, a small business venture capital company in St. Petersburg, Russian Federation, from 1993 to 1995. He is a director of Brunschwig & Fils, Inc. Baltic Cranberry Corporation, Cherry Valley Spring Water Company and the George M. Leader Family Corporation. Mr. Humes has served as a director of Technitrol since 1987. Mr. Humes was elected presiding director in December 2002.

     John L. Kowalski has served as our Senior Vice President since May 2002. He served as our Vice President from 1995 until May 2002. He has also served as President of our subsidiary, Pulse Engineering, Inc. (Pulse), since 1995. Mr. Kowalski was President of the Fil-Mag Group, a former subsidiary of Technitrol, from January 1994 through its consolidation into Pulse in 1995, and he was General Manager of our Components Division from 1990 to 1995. Prior to joining us, he held various management positions at Honeywell International Inc., General Electric Company and Varian, Inc. Mr. Kowalski is a director of the San Diego World Trade Center.

     David W. Lacey has served as our Vice President of Human Resources since July 1998. Prior to joining us, he was Vice President of Human Resources with The Hay Group, Inc., a human resources consulting firm, from 1995 to June 1998, and was Senior Vice President and Deputy Director Human Resources for First Fidelity Bank from 1992 until 1995.

     Dr. Edward M. Mazze is Dean of the College of Business Administration and holder of the Alfred J. Verrecchia-Hasbro Inc. Leadership Chair in Business at the University of Rhode Island. From July 1993 to June 1998, he was Dean of The Belk College of Business Administration, The University of North Carolina at Charlotte. Previously, he held similar positions at Temple University and Seton Hall University. Dr. Mazze is an honorary Trustee of Delaware Valley College of Science and Agriculture and a member of the board of directors of Washington Trust Bancorp and the Barrett Growth Fund. He has served as a director of Technitrol since 1985.

     C. Mark Melliar-Smith is the President of Multi-Strategies Consulting, a consulting and investment company located in Austin, Texas, which specializes in early stage start-up companies in the high technology sector. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm focusing on the telecommunications, semiconductor and software businesses. Before these venture activities, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry, from January 1997 to December 2001. He was Chief Technical Officer of Lucent Technologies Microelectrics, the forerunner of Agere Systems Inc., from January 1990 through December 1996. Mr. Melliar-Smith joined AT&T Corp. in 1970 and held a variety of key engineering and management positions, including Executive Director at Bell Laboratories, Inc. Photonics and Microelectrics Division. Mr. Melliar-Smith also serves as a director of Power One Inc. and Molecular Imprints, Inc. Mr. Melliar-Smith has served as a director of Technitrol since January 2002.

     Drew A. Moyer has served as our Vice President since May 2002, our Secretary since 1997 and our Corporate Controller since 1995. Mr. Moyer joined us in 1989 and was our Corporate Accountant and Internal Auditor prior to 1995. Mr. Moyer was previously employed by Ernst & Young LLP and is a Certified Public Accountant.

     James M. Papada, III, has served as our Chairman of the Board since January 1996, and our Chief Executive Officer since January 1999. He has been a director of Technitrol since 1983. Before joining us, he was a partner in the law firm of Stradley Ronon Stevens & Young LLP from 1987 through June 1999. He was President and Chief Operating Officer of Hordis Brothers, Inc., a glass fabricator, from 1983 until 1987.

     David J. Stakun joined us in March 1997 and has served as our Vice President, Corporate Communications since January 1999. From 1987 until March 1997, Mr. Stakun held various communications positions of increasing responsibility at Bell Atlantic Corporation (now Verizon Communications), including Director-Corporate and Financial Communications from 1995 until joining us. Before joining Bell Atlantic, Mr. Stakun held various communications positions at Sears, Roebuck and Co. and Peoples Energy Corporation.

     Albert Thorp, III has served as our Senior Vice President since May 2002. He has also served as President of our subsidiary, AMI Doduco, since May 2002. Mr. Thorp served as our Vice President of Finance and Chief Financial Officer from 1995 until May 2002. He joined Technitrol as Corporate Controller in 1989, and he held the additional position of Treasurer from May 1995 until March 1997 and from July 2000 to November 2000. Mr. Thorp is a Certified Public Accountant.

BOARD OF DIRECTORS

     The board held seven meetings in 2003, including regularly scheduled and special meetings. No director attended fewer than 75% of the total board meetings and committee meetings of which the director was a member.

  Executive Sessions of the Board

     Our Corporate Governance Guidelines are available on our website: www.technitrol.com. These Guidelines provide that at each meeting of the board of directors, time will be set aside for the independent directors to meet separately from management. Graham Humes is the presiding director at all executive sessions of non-management directors.

  Director Attendance at Annual Meetings

     We do not have a formal policy regarding attendance by members of the board at our annual meeting. We have always encouraged our directors to attend our annual meeting and will continue to do so. In 2003, seven of our eight directors attended our annual meeting of shareholders and a presentation was made by the chairperson of each of our board's three committees.

  Shareholder Communications

     The board of directors has implemented a process for shareholders to send written, oral or e-mail communications to the board in an anonymous fashion. This process is also described on our website: www.technitrol.com.

COMMITTEES

     Our board of directors has three standing committees, Audit, Compensation and Governance. The board has determined that each director who serves on these committees is independent, as that term is defined in applicable NYSE listing standards and SEC rules. The written charters of each committee as approved by our board of directors may be found on our website: www.technitrol.com. The current members are:

AUDIT                    COMPENSATION                     GOVERNANCE
-----                    ------------                     ----------
Graham Humes, Chairman   John E. Burrows, Jr., Chairman   Stanley E. Basara, Chairman
Mark Melliar-Smith       David H. Hofmann                 Mark Melliar-Smith
Edward M. Mazze          Alan E. Barton

     Each of the committee charters, describing the function of each committee, is summarized below.

  Compensation Committee

     The Compensation Committee (formerly called the Executive Compensation Committee):

     - evaluates executive and board compensation to insure that they are competitive and serve to accomplish our compensation goals as determined from time to time;

     - approves changes in executive and board compensation plans, policies, metrics and standards;

     - evaluates the compensation of directors;

     - administers and approves payment under incentive (cash or equity) compensation plans;

     - establishes goals for our Chief Executive Officer;

     - reviews the performance of our Chief Executive Officer;

     - evaluates senior management development and succession plans; and

     - evaluates pension plan performance.

During 2003, the Compensation Committee held four meetings.

  Governance Committee

     The Governance Committee:

     - establishes the criteria for selecting new directors;

     - identifies potential candidates to fill director positions when they are available;

     - evaluates the qualifications of candidates and makes recommendations to the board;

     - recommends a slate of directors for election at the annual meeting;

     - devises criteria for periodically evaluating the effectiveness of the board of directors;

     - evaluates the performance of our board;

     - makes recommendations regarding the size of the board, committee structure and assignments and frequency of regular board meetings; and

     - discusses and makes recommendations to the board on matters related to the governance of Technitrol as they relate to corporate conduct and governance structure.

     The Governance Committee met two times in 2003. The Governance Committee selects nominees to the board who have skills, diversity and experience that can be of assistance to management in operating our business. The Committee believes that members of the board should have experience sets and skills largely complementary with one another. In filling board openings, the Committee has typically, but not always, engaged an independent search firm to assist in identifying candidates with the requisite skills required of a board member in general as well as any specific skills believed to be required.

     The Committee's policy is to not consider nominees recommended by shareholders. However, a shareholder may nominate persons to serve as directors at the annual meeting. The Committee, together with the board, is responsible for evaluating board performance. The board conducts a formal evaluation of its performance and goal attainment once a year, typically at a meeting in December devoted to that purpose. The Governance Committee determines the process for this evaluation.

  Audit Committee

     The Audit Committee:

     - Monitors corporate accounting and reporting practices, including compliance with accounting rules and pronouncements;

     - reviews our quarterly and annual reports on Forms 10-Q and 10-K, including Management Discussion & Analysis (MD&A);

     - evaluates the independent auditor's qualifications, functions and independence;

     - evaluates the performance of the internal audit function and independent auditors;

     - engages and terminates our independent auditing firm;

     - consults with our independent auditor regarding the plan, scope and cost of audit work;

     - reviews our independent auditor's report and management letter with our independent auditor;

     - reviews the adequacy of internal controls and integrity of the financial reporting process, in consultation with the independent accountants and internal audit department;

     - reviews our processes for monitoring compliance with laws and our Statement of Principles;

     - reviews the activities, organizational structure, responsibilities and budget of our internal audit function, the internal audit reports and the adequacy of our internal audit plan;

     - reviews and assesses the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment, including the adequacy of the total insurance program; and

     - provides an open avenue of communication and resolves any disagreements among the independent auditor, our financial and senior management, our internal audit department and our board of directors.

     The review of the auditor's report and management letter includes discussions regarding accounting practices and principles, adjustments and required disclosures. The Committee has separate regularly scheduled executive sessions with our independent auditors, senior management and the Director of Internal Audit. During 2003, the Audit Committee held eleven meetings.

     Our board has determined that each member of the Audit Committee is financially literate, as defined by the NYSE listing standards. This conclusion is based upon each of their backgrounds and experience. In addition, the board has determined that Graham Humes, Chairman of the Committee, has accounting or related financial management expertise, as defined by the NYSE listing standards. However, the board has also determined that no member of the Audit Committee meets the definition of an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. While there is no official guidance on the appropriate interpretation of Item 401(h), our board believes that it is more restrictive than its counterpart definition in the NYSE listing standards. Looking at the definition contained in Item 401(h) in its narrowest sense, we believe that its requirements can be satisfied only by a practicing accountant or someone who was trained as an accountant and, in either case, retains a broad and deep everyday working current knowledge of, and current experience in, the application of current accounting literature and practice. Therefore, while the board fully endorses the effectiveness of our Audit Committee, we conclude that its membership does not include an "audit committee financial expert" within our understanding of the most conservative view of the meaning of Item 401(h) of Regulation S-K. The board has determined that by satisfying the requirements of the NYSE listing standards with a member of the Audit Committee that has "financial management expertise," and taking into account the background and experience of the other members of the Audit Committee, our Audit Committee has the financial expertise necessary to effectively fulfill the duties and the obligations of the Audit Committee. Moreover, our Board sees no value added to our shareholders were it to recruit and bring onto our board a person solely for the purpose of having someone who meets the SEC definition of a "financial expert."

AUDIT COMMITTEE REPORT

     The Audit Committee of the board of directors has:

          1. reviewed and discussed the audited financial statements for the fiscal year ended December 26, 2003 with our management;

          2. discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as the same was in effect on the date of our financial statements;

          3. received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of our financial statements; and

          4.  discussed with our independent auditors their independence.

     Based on the review and discussions referred to in the items above, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 26, 2003 be included in Technitrol's Annual Report on Form 10-K for the fiscal year ended December 26, 2003.

                                          Members of the Audit Committee

                                          Graham Humes, Chairman
                                          Mark Melliar-Smith
                                          Edward M. Mazze

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

EXECUTIVE COMPENSATION

     The following table describes the compensation of our Chief Executive Officer and the other four most highly compensated executive officers in 2003 for services in all capacities provided to Technitrol and our subsidiary companies.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                            COMPENSATION --
                                                                           RESTRICTED STOCK        ALL OTHER
                                              ANNUAL COMPENSATION(1)          PLAN AWARDS       COMPENSATION(4)
                                           ----------------------------   -------------------   ---------------
NAME AND PRINCIPAL                         FISCAL                         SHARES      VALUE
POSITION                                    YEAR     SALARY     BONUS      (2)         (3)
-----------------------------------------  ------   --------   --------   ------     --------
James M. Papada, III,                       2003    $549,654   $672,000   26,666(7)  $503,454      $337,641
  Chief Executive Officer                   2002     533,187    197,000   20,000(6)   321,400       978,303
  and President                             2001     525,300          0   20,000(5)   521,600        21,403
---------------------------------------------------------------------------------------------------------------
John L. Kowalski,                           2003     303,555    205,508    5,000       97,050        95,239
  Senior Vice President                     2002     294,168     10,000    2,400       42,240        95,722
                                            2001     294,015          0    5,000      124,750       155,613
---------------------------------------------------------------------------------------------------------------
Albert Thorp, III,                          2003     270,696          0    2,125       41,246        45,569
  Senior Vice President                     2002     240,963     98,400    2,750       48,400        63,227
                                            2001     205,000          0    4,000       99,800        97,059
---------------------------------------------------------------------------------------------------------------
David W. Lacey                              2003     187,203    122,500    2,100       40,761        40,471
  Vice President --                         2002     181,293     38,000      750       13,200         8,077
  Human Resources                           2001     178,600          0    2,250       56,138        42,866
---------------------------------------------------------------------------------------------------------------
Drew A. Moyer,                              2003     167,453    200,375    2,655       51,534        45,261
  Vice President,                           2002     159,400    103,400    1,250       22,000        37,719
  Corporate Controller                      2001     157,000          0    3,000       74,850        66,950
  and Secretary
---------------------------------------------------------------------------------------------------------------

(1) None of the five officers received perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of salary and bonus during the years 2001, 2002 and 2003.

(2) Except for certain grants of restricted stock to Mr. Papada that are described in notes 5, 6 and 7 below, disclosure for fiscal year 2003 represents grants of restricted stock to the named executive officers in October 2003 based on past performance. These shares of restricted stock will vest in October 2006 provided the officer is an employee on such date. At December 26, 2003, the total number of restricted shares held by each of the above-named officers under Technitrol's restricted stock plans and the value of those shares (based on a closing market price of $20.69 for the Company's common stock on the New York Stock Exchange on that date) were:

                                                            SHARES    VALUE
                                                            ------   --------
Mr. Papada................................................  20,000   $413,800
Mr. Kowalski..............................................  12,400    256,556
Mr. Thorp.................................................   8,875    183,624
Mr. Lacey.................................................   5,100    105,519
Mr. Moyer.................................................   6,905    142,864

     After paying a dividend on shares, including those held under the restricted stock plan, on January 25, 2002, Technitrol discontinued the practice of paying dividends on shares.

(3) The value of restricted stock set forth in the table above was calculated by multiplying the closing market price of our common stock on the New York Stock Exchange on the date of the grant by the number of shares awarded.

(4) Amounts include cash received upon the grant or vesting of restricted stock plan awards as provided for under the restricted stock plans, Technitrol's contribution under our 401(k) Retirement Savings Plan and Supplemental Savings Plan, and term life insurance premiums paid. The detailed amounts for 2003 are shown below:

                                 CASH UNDER
                              RESTRICTED STOCK                 SUPPLEMENTAL   TERM LIFE
                                   PLANS         401(K) PLAN   SAVINGS PLAN   INSURANCE
                              ----------------   -----------   ------------   ---------
Mr. Papada..................      $315,254         $ 8,000       $13,967        $420
Mr. Kowalski................        77,110          12,000         6,129           0
Mr. Thorp...................        34,333           8,000         2,816         420
Mr. Lacey...................        32,051           8,000             0         420
Mr. Moyer...................        36,841           8,000             0         420

     Under the Supplemental Savings Plan (which became effective as of August 1,
     2003), payments were also made retroactively to Mr. Papada, Mr. Kowalski and Mr. Thorp for the fiscal years 2002 and 2001 and are reflected in the Summary Compensation Table in respect of those years. Details regarding our Supplemental Savings Plan are set forth below.

(5) In October 2001, in recognition of Mr. Papada's achievement of various restructuring, reorganizing, expense management and cost reduction goals, the Compensation Committee awarded Mr. Papada 20,000 shares of restricted stock under the Restricted Stock Plan II, effective October 24, 2001. These shares vested on October 23, 2002.

(6) In January 2002, the Compensation Committee and Mr. Papada agreed upon six goals to be achieved in 2002. An agreed upon weighting was assigned to each goal. If all six goals were achieved, Mr. Papada would receive 26,666 shares of restricted stock. On February 14, 2003, the Compensation Committee determined that Mr. Papada achieved five out of the six performance goals related to this grant and, in accordance with the weighting assigned to each goal achieved, earned 20,000 shares. These shares will vest on March 31, 2004.

(7) In January 2003, the Compensation Committee and Mr. Papada agreed upon six goals to be achieved in 2003. An agreed upon weighting was assigned to each goal. If all six goals were achieved, Mr. Papada would receive 26,666 shares of restricted stock. On February 19, 2004, the Compensation Committee determined that Mr. Papada achieved all six of the performance goals related to this grant and, therefore, he earned 26,666 shares. These shares will vest on March 31, 2005.

RETIREMENT PLANS

     We maintain a qualified defined benefit pension plan for employees who are not covered by a subsidiary's defined contribution plan. We make contributions to the plan based upon actuarial calculations and the salary of each participant, if necessary. Pension benefits depend on the employee's final average salary and years of credited service. The final average salary is the highest average base salary over three consecutive years during the ten year period prior to termination of employment or the date of retirement.

     We also maintain a supplemental retirement plan (which was amended and restated in January 2002), which supplements the benefits of employees who participate in both our qualified defined benefit plan and our Executive Short-Term Incentive Plan. Our board of directors may designate other employees as participants, but has not done so to date. The benefits depend upon the employee's final average compensation and years of credited service. The final average compensation is the average of the employee's base salary and cash bonus (not in excess of 75% of base salary in the calendar year in which it is paid) during the highest three consecutive calendar years out of the last ten calendar years prior to termination of employment or retirement. The supplemental plan provides for accelerated vesting of benefits and a lump sum payment in the event of a change in control.

     Effective August 1, 2003, the board approved the Technitrol, Inc. Supplemental Savings Plan for U.S. executives earning a base salary in excess of the maximum salary covered by our Qualified 401(k) plans. This maximum is set annually by the IRS. Under the Supplemental Savings Plan, Technitrol makes matching contributions in excess of the benefit limitations imposed by the Internal Revenue Code on tax-qualified defined contribution plans, including our 401(k) Plans. The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the 401(k) Plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits.

     The following table describes the approximate annual benefits that an executive receives upon retirement at age 65 under the defined benefit pension plan and the amended and restated supplemental retirement plan, assuming the executive selects a single life annuity payment. The benefits are not subject to any reduction for Social Security or other amounts.

                                                    YEARS OF CREDITED SERVICE
                                       ----------------------------------------------------
FINAL AVERAGE SALARY                   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------                   --------   --------   --------   --------   --------
$150,000.............................   50,700     67,500     67,500     67,500     67,500
 200,000.............................   67,500     90,000     90,000     90,000     90,000
 250,000.............................   84,400    112,500    112,500    112,500    112,500
 300,000.............................  101,300    135,000    135,000    135,000    135,000
 350,000.............................  118,200    157,500    157,500    157,500    157,500
 400,000.............................  135,000    180,000    180,000    180,000    180,000
 450,000.............................  151,900    202,500    202,500    202,500    202,500
 500,000.............................  168,800    225,000    225,000    225,000    225,000
 550,000.............................  185,700    247,500    247,500    247,500    247,500
 600,000.............................  202,500    270,000    270,000    270,000    270,000
 650,000.............................  219,400    292,500    292,500    292,500    292,500
 700,000.............................  236,300    315,000    315,000    315,000    315,000
 750,000.............................  253,200    337,500    337,500    337,500    337,500

     Pensionable compensation under the defined benefit pension plan and supplemental retirement plan of the executive officers named in the Summary Compensation Table includes salary and bonus (not in excess of 75% of base salary in the calendar year in which it is paid) as set forth in the Summary Compensation Table. The officers named in that table who participate in the defined benefit pension plan and their years of credited service are set forth in the table below.

                                                                   YEARS OF
OFFICERS                                                       CREDITED SERVICE
--------                                                       ----------------
Mr. Papada..................................................           5
Mr. Thorp...................................................          14
Mr. Lacey...................................................           5
Mr. Moyer...................................................          14

     The years of credited service under the supplemental retirement plan for the above named officers is the same as under the defined benefit pension plan described above, with the exception of Mr. Papada, who has twenty years of credited service under the supplemental retirement plan.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

     Mr. Papada's amended compensation arrangement provides that he may be granted 26,668 shares of restricted stock in 2005 under the Restricted Stock Plan II, if he achieves the performance goals established for him in February 2004 by the board of directors and he is an employee on the vesting date. To the extent granted, these shares would vest in March 2006. This grant of restricted shares, if made in whole or in part, is the last such grant covered by Mr. Papada's employment arrangement with us. Mr. Papada's compensation prior to 2004 is described above in the Summary Compensation Table.

     Mr. Papada's compensation arrangement with us also provides that in the event of a change in control:

     - all restricted shares granted to him and not forfeited as well as the 26,668 shares referred to in the preceding paragraph will immediately vest (irrespective of whether performance has been attained); and

     - Mr. Papada will be paid two years base salary, a cash bonus equal to the maximum amount then allowed by the executive incentive plan and certain amounts for federal and state taxes due as a result of such payments and awards of stock.

     Mr. Papada is eligible to receive benefits under our supplemental retirement plan and supplemental savings plan which are described above under the heading "Retirement Plans." Notwithstanding anything to the contrary in the supplemental retirement plan, in the event of a change in control of the Company, participants in the supplemental retirement plan will be paid the benefits they have accrued under the plan as of the date on which the change of control occurs and an amount that is sufficient to reimburse him/her for federal, state and local taxes due as a result of such payments under the plan.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     We have no employee directors except Mr. Papada who receives no compensation as a director. We pay our non-employee directors an annual cash retainer of $16,000. Committee chairmen are paid an additional $2,000. Non-employee directors also receive $2,000 for each board meeting that they attend and $750 for each committee meeting that they attend. In addition, each non-employee director receives a grant of our common stock in May of each year with a market value at the time of grant of $25,000 under the Technitrol, Inc. Board of Directors Stock Plan. The directors may defer all or part of their fees and stock grants. Deferred cash fees accrue interest at a rate based on our weighted average borrowing rate on our bank-funded debt, which is reset every six months. This rate for the last six months of 2003 was 5.357%.

     Our compensation for non-employee directors is based on periodic reviews of director compensation paid by companies of similar size to ours. It is designed to be competitive, highly performance-oriented, and linked to your interests as shareholders. Stock grants are taxable to the director when received.

BOARD STOCK OWNERSHIP

     In 1996, we adopted a number of policies and procedures to strengthen the independence of our directors and to improve their ability to maximize the Company's value to you as shareholders. These policies include:

          (1) the establishment of a board comprised exclusively of non-employee independent (under both SEC and NYSE rules) directors, except for the Chief Executive Officer, and

          (2) the requirement that all directors purchase not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three year term. Shares received as part of director's fees count in the calculation of shares "purchased" since they are received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes (we do not reimburse directors for any portion of taxes due on these shares). When a director has purchased shares of common stock with a cost basis of $100,000, there is no further obligation to acquire additional shares and the director is deemed to have made a meaningful investment in our common stock. However, directors are encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                        EXECUTIVE COMPENSATION POLICIES

     The Compensation Committee of our board of directors administers our executive compensation program. All issues regarding director and executive compensation are reviewed and approved by the Committee. These issues include retainer, meeting fees and stock awards in the case of directors and base salary, cash bonus, long-term incentives and executive benefit programs in the case of executives. In the case of the CEO's compensation, it makes recommendations to the full board for its approval.

COMPENSATION PHILOSOPHY

     The purpose of our executive compensation plan is to retain and attract the talent required for the continued and successful growth of our company, while clearly linking incentive compensation to company and segment performance; and therefore, shareholder value. The plan reflects a performance-based approach to executive compensation. The elements of our executive program include base salary, cash bonus and long-term incentives. This mix of elements weights the cash bonus and long-term elements more heavily than base salary in the total compensation package, putting a greater share of total compensation "at risk." Cash bonus and long-term stock compensation are structured so that payouts begin modestly but escalate significantly as performance exceeds stated objectives. The Committee adopted this philosophy in 1999. The Committee believes that the executive compensation program has been successful in retaining and motivating key executives.

     As noted above, our compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation not based on performance in excess of $1 million paid to certain executive officers. The Committee continues to manage its executive compensation program for its executive officers to preserve the related federal income tax deductions, although individual exceptions may occur.

     In early 2003, the Committee engaged an independent compensation consulting firm to evaluate the company's executive compensation program. In September 2003, the consulting firm recommended modifications to our Short Term Incentive Plan (STIP) and Long-Term Incentives, known as RSP II. After the Committee's review and approval, the Committee presented the new plan designs to the board of directors for approval at its October 22, 2003 meeting. The board of directors acted on the Committee's recommendations for STIP and long-term incentives and approved both plan designs. The modified STIP and RSP II became effective on January 1, 2004 and thus the modifications do not affect executive compensation for 2003.

     Although the Committee recommended and the board of directors approved changes to the STIP and RSP II, there is no change in the direction and execution of the company's compensation philosophy. The compensation consulting firm affirmed the appropriateness of the key characteristics of our compensation philosophy which are: 1) the heavier weighting of cash bonus and restricted stock awards linked to performance which reinforce an entrepreneurial approach;
2) promotion through RSP II of long-term ownership of company stock by the executives; and 3) alignment of the STIP and RSP II with shareholder interests.

REVIEW OF BASE SALARY AND TOTAL COMPENSATION FOR EXECUTIVES

     Base salary is one of the three compensation elements for executives. The other two -- cash bonus awards paid quarterly if earned (based on agreed upon financial objectives) and long-term incentives -- are weighted more heavily and give the total compensation package more leverage by tying awards to performance.

     The Committee approved the following changes in base salary for executives in the business segments and the corporate office. The executives in the corporate office received a 3% increase effective as of July 1, 2003. Executives in our Electrical Contact Products Segment (ECPS) received a 3% base salary increase and Pulse executives received a 2.5% base salary increase, effective January 1, 2003. Effective July 1, 2003, Pulse executives were awarded an additional 1.5% base salary increase. The Committee has been advised by its external compensation consulting firm that these increases are slightly below those which are being awarded to executives in similar businesses and our peer competitors. However, the Committee believes such increases were appropriate given the market conditions at the time of the increases. The Committee will again review base salaries in mid-2004, as part of its continuing monitoring of the company's executive compensation program. The Committee's mid-year review is intended to place all executives in the business segments and the corporate office on the same base salary change schedule with a common effective date of July 1 of each year.

SHORT-TERM INCENTIVE PLAN

     In 1999, the Committee adopted and the board of directors approved a Short-Term Incentive Plan, which we refer to as the STIP. The STIP is designed to provide cash bonuses to our executives based on quarterly performance, but only if the company attains economic profit (EP), net operating profit (NOP) and earnings per share (EPS) objectives established annually by the board of directors. In 2003, twenty persons were eligible to participate in the STIP, seven at the corporate office, seven in the Electronic Components Segment (ECS) and six in the Electrical Contact Products Segment (ECPS). The STIP, with its quarterly payment features and group award format, is intended to create a strong team focus among participating executives on meeting their performance objectives on a quarterly basis and creating and fostering the teamwork necessary to do so. The Committee believes that these criteria and the objectives relating to each are those which are most closely aligned with the creation of shareholder value.

     EP is the after-tax operating income of the relevant segment or the entire company less the imputed cost of capital applicable to the relevant segment or the company as a whole. Some companies refer to this as EVA. This goal stresses maximum asset utilization, operating profit and careful tax planning. Each of our segments and the company as a whole has its own independently calculated cost of capital. NOP represents earnings before interest, taxes and other non-operating items of the relevant segment or the company as a whole but, as used in the STIP, includes amortization of intangibles, stock-based compensation expenses and the cost of STIP payments themselves. This results in making the STIP payment, in effect, self-funding. That is, the EP and NOP goals must be met after deducting the cost of any STIP payment. EPS reflects our net after-tax profit for the company as a whole on a per-share basis. The STIP provides that the Committee may change the weighting given to EP, NOP and EPS and may, where it deems appropriate, substitute other performance metrics. To date, no metrics other than EP, NOP and EPS have been used.

     In December 2002 the Committee, in consultation with the CEO, established quarterly EP and NOP targets for our two business segments STIP participants and EP and EPS targets for the corporate STIP participants for the first half of 2003. These targets for executives in the business segments and in the corporate office were drawn directly from the 2003 business plan which our board of directors approved at its December 2002 meeting. In May 2003, our segments updated the business plan for 2003 taking into account actual market conditions during the first four months of the year. In May 2003, the board of directors approved this plan and established quarterly EP, NOP and EPS targets for the second half of 2003 which were drawn directly from the plan update.

     In 2003 the Electronic Components Segment (ECS) achieved or exceeded its Economic Profit (EP) and Net Operating Profit (NOP) objectives in each quarter and the ECS executives earned cash awards under the STIP in all four quarters of 2003, totaling $1.24 million for the year. The executives in the corporate office achieved or exceeded EP and EPS targets in three of the four quarters in 2003 and accordingly earned cash awards in three quarters in 2003 under the STIP, totaling $745,720 for the year. This award excludes the cash award to the CEO whose compensation is described below. Executives in the Electrical Contact Products Segment (ECPS) did not achieve the established targets for EP and NOP in any quarter, and therefore, no cash awards under STIP were earned. Although the executives in ECPS did not earn a cash award under STIP, the Committee approved a small cash award for two executives. This award was based on the achievement of key objectives in the areas of production operations and environmental health and safety.

     As a result of the Electronic Components Segment achieving or exceeding its targets for each quarter in 2003, the Committee also approved cash awards to middle management worldwide under the Pulse Incentive Plan aggregating $2.481 million for the year.

     Given the achievement of the company's established performance targets and the continued improvement in EP, NOP and EPS throughout 2003, the Committee believes the approved cash bonus awards were reasonable and appropriate and consistent with the company's executive compensation program objectives.

LONG-TERM INCENTIVES

     In 2003, the Committee decided to award the same number of shares of restricted stock available for grant under the Restricted Stock Plan II to executives and other eligible employees as it did in 2002.

     The Committee allocated an aggregate of 52,500 shares of restricted stock to be granted to the executive group in the business segments and corporate office (other than the Chief Executive Officer) in 2003. All of these shares were subject to the plan's three-year service vesting requirement.

     In September 2003, after several months of discussions involving the Committee, management and the Committee's external compensation consultant, the latter, at the Committee's request, suggested a new plan design to the Committee for the long-term incentive (RSP II) awards, which the board of directors approved at its October 22, 2003 meeting, effective January 1, 2004. The Committee's consultant pointed out that the historic RSP award levels for company executives were low in an absolute sense and on a relative basis to what peer companies in the competitive market have awarded. The Committee, therefore, has set a target of increasing the RSP pool over a three-year period to achieve improved positioning relative to peer companies. At the end of this three-year period, the company's RSP or long-term equity plan will be at the 60th percentile of peer companies. The Committee also determined that it should tie at least a portion of RSP grants to some external benchmarks beginning in 2005. The matter is being further studied in 2004.

     No senior executive participating in the STIP and the long-term restricted stock program has ever received any stock options other than under the company's Employee Stock Purchase Plan, in which all employees may participate in an equal fashion.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In determining the total compensation in 2003 for Mr. Papada, our Chairman of the Board and Chief Executive Officer, the Committee made the following determinations with respect to his base salary, Short Term Incentive Plan (STIP) cash bonus award and long-term equity incentives and other compensation.

     For Mr. Papada's base salary, the Committee approved a 3% increase, effective July 1, 2003, consistent with the salary increase actions implemented for all company executives. The Committee presented its base salary increase recommendation to the board of directors, which approved the increase.

     Cash awards under the STIP for Mr. Papada are based on the achievement of financial and performance metrics based on EP and EPS established annually by the Committee and approved by the board of directors. Throughout 2003, the Committee assessed the company's quarterly performance on the financial metrics of EP and EPS and determined that Mr. Papada achieved his quarterly objectives in three out of four quarters in 2003, and accordingly earned cash awards totaling $672,000 for the year.

     In approving cash awards to the CEO, the Committee noted Mr. Papada's efforts in:

     - reducing costs;

     - streamlining operations;

     - integrating successfully a new consumer electronics business with its favorable contributions to sales revenue and operating profit;

     - increasing free cash flow;

     - retaining a very high percentage of the executive talent; and

     - achieving the planned NOP, EP and EPS in 2003.

The Committee considered all six of the above factors (in addition to the achievement of his financial performance objectives), when reviewing Mr. Papada's quarter-to-quarter performance and approving his earned cash awards.

     The CEO's long-term awards of restricted stock under our Restricted Stock Plan II through 2004 are governed by his compensation arrangement which is described above under the caption titled Executive Employment Arrangements. In early 2003, Mr. Papada and the Committee agreed upon six specific performance goals, each with a separate weighting, which, if achieved by December 31, 2003, would result in an award of an aggregate of 26,666 shares of restricted stock, which would vest on March 31, 2005. These six goals related to target performance in the areas of:

     - corporate governance;

     - EPS;

     - identification and pursuit of potential acquisition candidates;

     - strategic planning;

     - certain activities regarding the ECS and ECPS presence in the PRC; and

     - working with the Committee to develop the revised STIP and RSP II described above.

     The six goals and their weighting were approved by the board of directors at its January 2003 meeting. In February 2004, the Committee reviewed Mr. Papada's actual performance against these six goals. The Committee determined that Mr. Papada had achieved all six of his goals and he therefore earned 100% of the potential 26,666 shares of restricted stock. Therefore, the Committee awarded Mr. Papada 26,666 RSP shares for achieving his 2003 objectives. These shares will vest on March 31, 2005.

     The Committee believes that Mr. Papada's overall compensation in 2003 was fair and reasonable in the context of the company's performance, the performance of other companies similarly situated, his individual goal achievement and relevant, prevailing trends for executive compensation. The level of his compensation is also consistent with the information received from the compensation consultant retained by the Committee in early 2003 as described above.

                                          Compensation Committee

                                          John E. Burrows, Jr., Chairman
                                          David H. Hofmann
                                          Alan E. Barton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John E. Burrows, David H. Hofmann and Rajiv L. Gupta served as members of the Compensation Committee during the fiscal year 2003. None of the members of the Compensation Committee were formerly or during 2003 officers or employees of Technitrol or any of its subsidiaries.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the growth in value on a total-return basis of $100 investments in TECHNITROL, the RUSSELL 2000(R) Index and the DOW JONES ELECTRICAL COMPONENTS AND EQUIPMENT INDUSTRY GROUP INDEX between December 31, 1998 and December 26, 2003. Total-return data reflects closing share prices on the final day of each Technitrol fiscal year. Cash dividends paid are considered as if reinvested. The graph does not reflect intra-year price fluctuations.

     The RUSSELL 2000(R) INDEX consists of the 2,000 smallest companies and about 8% of the total market capitalization of the Russell 3000(R) Index. The Russell 3000 represents about 98% of investable U.S. equity securities. As of the latest reconstitution, the average market capitalization of the Russell 2000 was approximately $444 million.

     At December 31, 2003, the DOW JONES ELECTRICAL COMPONENTS AND EQUIPMENT INDUSTRY GROUP INDEX included the common stock of Actuant Corp. Class A, Acuity Brands, Inc., American Power Conversion Corp., American Standard Cos. Inc., Ametek, Inc., Artesyn Technologies, Inc., AVX Corp., Benchmark Electronics, Inc., C&D Technologies, Inc., Checkpoint Systems, Inc., Cooper Industries, Inc., CTS Corp., FuelCell Energy, Inc., GrafTech International Ltd., Hubbell Inc. Class B, Integrated Circuit Systems, Inc., Jabil Circuit, Inc., Kemet Corp., Littelfuse, Inc., Methode Electronics, Inc. Class A., Molex, Inc. and Molex, Inc. Class A, Park Electrochemical Corp., Plexus Corp., Power-One, Inc., Sanmina-SCI Corp., Solectron Corp., SPX Corp., Technitrol, Inc., Thomas & Betts Corp., Three-Five Systems, Inc., Vishay Intertechnology, Inc., and York International Corp.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                        1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------
 Technitrol            100.00    140.76    261.17    176.16    107.70    132.49
 Russell 2000(R)       100.00    121.26    117.60    121.78     96.08    140.53
   Index
 Dow Jones             100.00    147.37     99.45     70.99     41.15     67.70
 Electrical
 Components &
 Equipment
 Industry Group
 Index

                            SHAREHOLDERS' PROPOSALS

     Our Corporate Secretary must receive shareholders' proposals by November 27, 2004 to be included in the proxy statement for our annual meeting in 2005. The proxies that we obtain may be voted in our discretion when a shareholder proposal is raised at the annual meeting, unless the Company receives notice of the shareholder proposal by February 10, 2005. We will communicate any change to these dates to our shareholders.

              AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

     The principal accountant for the year 2004 will be selected and retained by our Audit Committee following a review of the 2004 audit scope requirements and related issues. KPMG LLP was our principal accountant for the year 2003. The selection of the principal accountant will be made in accordance with the Audit Committee Charter and its planned agenda in 2004. A representative of KPMG will attend the annual meeting to answer your questions. He or she will have the opportunity to make a statement.

  AUDIT FEES

     For the fiscal year ended December 26, 2003, the aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 26, 2003 were $1,160,000. The fees for these services for the year ended December 27, 2002 were $1,088,000.

  AUDIT-RELATED FEES

     For the fiscal year ended December 26, 2003, the aggregate fees billed by KPMG for audits of financial statements of certain employee benefit plans and acquisition-related services were $36,000. The fees for these services for the fiscal year ended December 27, 2002 were $105,400.

  TAX FEES

     For the fiscal year ended December 26, 2003, the aggregate fees incurred by us to KPMG for tax consultation and tax compliance services (except services related to audits) were $221,459. The fees for these services for the fiscal year ended December 27, 2002 were $332,671.

  ALL OTHER FEES

     For the fiscal years ended December 26, 2003, the aggregate fees incurred by us to KPMG for other non-audit services were $99,850. Substantially all of these fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. For the fiscal year ended December 27, 2002, we did not incur any other fees for services rendered by KPMG.

     The Audit Committee has reviewed the non-audit services currently provided by KPMG and has considered whether the provision of such services is compatible with maintaining the independence of our independent auditors. It concluded that KPMG is independent, as defined in the pertinent securities rules and regulations.

  POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG. All services performed for 2003 were pre-approved by the Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than 10 percent of our shares outstanding, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent holders must furnish us with copies of all forms that they file.

     Based on a review of the copies of these forms that have been provided to us, or written representation that no forms were required, we believe that there were no late filings in 2003 and no known failures to file a required form.

                                          By order of the board of directors,

                                          [DREW A. MOYER SIGNATURE]
                                          Drew A. Moyer
                                          Vice President and Corporate Secretary

March 24, 2004

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X] PLEASE MARK VOTES AS
    IN THIS EXAMPLE

                            2004 ANNUAL MEETING PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 5, 2004 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 19, 2004, or any adjournment thereof.

                                     COMMON

                                    DIRECTORS
                                    RECOMMEND
                                      "FOR"

                                        WITH-    FOR ALL
                                FOR     HOLD     EXCEPT
                                ---     ----     ------
1.  Election of Directors       [ ]     [ ]       [ ]
    DAVID H. HOFMANN
    EDWARD M. MAZZE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

    WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date         Date
  this Proxy in the box below.
                                        ------------------

----------------------------------------------------------
Shareholder sign above       Co-holder (if any) sign above

--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                                TECHNITROL, INC.

    Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

          PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------

--------------------------------------

--------------------------------------

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X] PLEASE MARK VOTES AS
    IN THIS EXAMPLE

                            2004 ANNUAL MEETING PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 5, 2004 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 19, 2004, or any adjournment thereof.

                                 TECHNITROL 401K

                                    DIRECTORS
                                    RECOMMEND
                                      "FOR"

                                        WITH-    FOR ALL
                                FOR     HOLD     EXCEPT
                                ---     ----     ------
1.  Election of Directors       [ ]     [ ]       [ ]
    DAVID H. HOFMANN
    EDWARD M. MAZZE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

    WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date         Date
  this Proxy in the box below.
                                        ------------------

----------------------------------------------------------
Shareholder sign above       Co-holder (if any) sign above

--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                                TECHNITROL, INC.

    Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

          PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------

--------------------------------------

--------------------------------------

                                REVOCABLE PROXY
                                TECHNITROL, INC.

[X] PLEASE MARK VOTES AS
    IN THIS EXAMPLE

                            2004 ANNUAL MEETING PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 5, 2004 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 19, 2004, or any adjournment thereof.

                                   PULSE 401K


                                    DIRECTORS
                                    RECOMMEND
                                      "FOR"

                                        WITH-    FOR ALL
                                FOR     HOLD     EXCEPT
                                ---     ----     ------
1.  Election of Directors       [ ]     [ ]       [ ]
    DAVID H. HOFMANN
    EDWARD M. MAZZE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

    WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED AND IN ACCORDANCE WITH THE PROXY STATEMENT. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

Please be sure to sign and date         Date
  this Proxy in the box below.
                                        ------------------

----------------------------------------------------------
Shareholder sign above       Co-holder (if any) sign above

--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                                TECHNITROL, INC.

    Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

          PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


--------------------------------------

--------------------------------------

--------------------------------------